UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 3, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01                                       CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(b)                                 On May 3, 2005, the Audit Committee of the Board of Directors of Apogee Technology, Inc. (“Apogee”) approved the engagement of Miller Wachman LLP (“Miller Wachman”) as Apogee’s new independent auditors.  Miller Wachman has not audited Apogee’s financial statements in the two most recent fiscal years or any interim period.  Prior to engaging Miller Wachman to audit its financial statements, Apogee did not consult with Miller Wachman regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specific transaction, either completed or proposed; or  the type of audit opinion that might be rendered in Apogee’s financial statements; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-B.

Apogee requested Miller Wachman to review this filing and provide Miller Wachman with the opportunity to furnish Apogee with a letter addressed to the SEC containing any new information, clarification of Apogee’s expressions of its views, or the respects in which it does not agree with the statements made by Apogee in this filing.  Miller Wachman has advised Apogee that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304 of Regulation S-B.

A copy of Apogee’s press release relating to this event is attached hereto as Exhibit 99.1.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press release dated May 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: May 4, 2005	By:	/s/ Herbert M. Stein
Herbert M. Stein President, Chief Executive Officer and Chairman of the Board